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                                                                    Exhibit 99.2

Press Release
       - For Immediate Release

       Liberty National Bancshares, Inc. Declares Two-For-One Stock Split

CONYERS, Georgia - July 17, 2002 - Liberty National Bancshares, Inc. today announced that on June 25, 2002 its Board of Directors declared a two-for-one stock split which is payable on August 15, 2002 to shareholders of record as of July 31, 2002. Registrar and Transfer Company, the company's transfer agent, will prepare and distribute stock certificates for the new shares within 30 days of the August 15/th/ payable date.

Liberty National Bancshares, Inc., formerly named Rockdale National Bancshares, Inc., is a one-bank holding company that owns 100 percent of the issued and outstanding stock of Liberty National Bank ("LNB"), which operates offices in Rockdale and Newton Counties. A full-service financial institution, LNB offers checking, savings, and commercial, mortgage, and construction lending services. Three locations - two in Rockdale and one in Newton - are available to serve customers in addition to Internet Banking at www.libertywebbank.com and Telephone Banking at 404-881-9739.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in the release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of the company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could effect, the company's financial performance and could cause actual results for 2002 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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                          For more information contact:
 . Bill Daniel, Chief Executive Officer . Liberty National Bank . 1000 Georgia
                     Highway 138 . Conyers, Georgia 30013.
                     .770-785-7880 . www.libertywebbank.com